Exhibit 10.1
MGP INGREDIENTS, INC.
2024 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of this MGP Ingredients, Inc. 2024 Equity Incentive Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.Definitions. In this Plan, the following definitions will apply.
(a)“Affiliate” means any entity that is a Subsidiary or Parent of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by this Plan.
(b)“Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under this Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of this Plan.
(c)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means one of the following:
(1)An Exchange Act Person other than a Permitted Investor or Group consisting solely of one or more Permitted Investors becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the then-outstanding Shares or then-outstanding shares of the Company’s preferred stock (“Preferred Shares”), except that the following will not constitute a Change in Control:
(A)any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)any formation of a Group consisting solely of beneficial owners of the Shares or Preferred Shares as of the effective date of this Plan; or
(C)any repurchase or other acquisition by the Company of Shares or Preferred Shares that causes any Exchange Act Person to become the beneficial owner of 50% or more of the then-outstanding Shares or the then-outstanding Preferred Shares.
If, however, an Exchange Act Person referenced in clause (B) or (C) above acquires beneficial ownership of additional Shares or Preferred Shares after initially becoming the beneficial owner of 50% or more of the then-outstanding Shares or then-outstanding Preferred Shares by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(2)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board within a twelve-month period.
(3)A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the common equity of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) and (ii) all or substantially all of the individuals and entities who were the beneficial owners of the Preferred Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the preferred equity of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity), in each case in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Shares or Preferred Shares, as applicable.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(e) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.
(f)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
(g)“Committee” means two or more Non-Employee Directors designated by the Board to administer this Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Human Resources and Compensation Committee of the Board unless otherwise specified by the Board.
(h)“Company” means MGP Ingredients, Inc., a Kansas corporation, and any successor thereto.
(i)“Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.
(j)“Continuing Director” means an individual (i) who is, as of the effective date of this Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(k)“Continuous Service” means that the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to six (6) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(l)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
(m)“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n)“Employee” means an employee of the Company or an Affiliate.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(p)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(q)“Fair Market Value” means the fair market value of a Share determined as follows:

(1)If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2)If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
(r)“Family Trust” in respect of any individual, means any trust for the primary benefit of such individual, his or her spouse or his or her lineal descendants, so long as Donn Lux, Lori L.S. Mingus or Karen L. Seaberg has the exclusive right to control such trust.
(s)“Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(t)“Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax, or regulatory requirements of countries outside of the United States.
(u)“Grant Date” means the date on which the Committee approves the grant of an Award under this Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(v)“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(w)“Non-Employee Director” means a member of the Board who is not an Employee.
(x)“Option” means a right granted under this Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(y)“Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(z)“Parent” means a “parent corporation,” as defined in Code Section 424(e).
(aa)“Participant” means a Service Provider to whom a then-outstanding Award has been granted under this Plan.

(bb)“Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
(cc)“Permitted Investor” means any of (i) Donn Lux, (ii) Lori L.S. Mingus, or (iii) Karen L. Seaberg, or any Family Trust of such persons.
(dd)“Plan” means this MGP Ingredients, Inc. 2024 Equity Incentive Plan, as amended and in effect from time to time.
(ee)“Prior Plans” means the MGP Ingredients, Inc. 2014 Equity Incentive Plan, as amended, and the MGP Ingredients, Inc. 2014 Non-Employee Director Equity Incentive Plan.
(ff)“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(gg)“Section 409A” means Section 409A of the Code.
(hh)“Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.
(ii)“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.
(jj)“Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.
(kk)“Share” means a share of Stock.
(ll)“Stock” means the common stock, no par value, of the Company.
(mm)“Stock Appreciation Right” or “SAR” means the right to receive, in cash or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(nn)“Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(oo)“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(pp)“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in this Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(qq)“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3.Administration of this Plan.
(a)Administration. The authority to control and manage the operations and administration of this Plan shall be vested in the Committee in accordance with this Section 3.
(b)Scope of Authority. Subject to the terms of this Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer this Plan, including:
(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions, and other provisions of Awards, and the manner in which Awards are paid or settled;
(2)cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
(3)adopting sub-plans or special provisions applicable to Awards, establishing, amending, or rescinding rules to administer this Plan, interpreting this Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission or reconciling any inconsistency in this Plan or any Agreement, and making all other determinations necessary or desirable for the administration of this Plan;
(4)granting Substitute Awards under this Plan;
(5)taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and
(6)requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
(c)Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of this Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(g). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under this Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with this Plan to such other persons as it deems advisable.
(e)Finality of Decisions. The Committee’s interpretation of this Plan and of any Award or Agreement made under this Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f)Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under this Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under this Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4.Shares Available Under this Plan.
(a)Maximum Shares Available. As of the effective date of this Plan, subject to Section 4(b) and to adjustment as provided in Section 13(a), the number of Shares that may be the subject of Awards and issued under this Plan shall be 1,320,000,1 less one (1) Share for every one (1) Share granted under the Prior Plans after March 1, 2024 and prior to the effective date of the Plan. No further awards may be made under the Prior Plans after the effective date of this Plan. Sha
1 The share reserve amount is equal to the number of Shares that remained available for future grants under the Prior Plans as of March 1, 2024 [1,017,333 Shares], plus the additional, newly authorized Shares under this Plan [302,667 Shares].

res issued under this Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1)Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted.
(2)Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(3)Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(4)Awards that will be settled solely in cash shall not be counted against the Plan’s share reserve.
(b)Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that is outstanding on March 1, 2024 (a “Prior Plan Award”), that expires, is cancelled or forfeited (including, in the case of Awards (and awards granted under the Prior Plans that are outstanding on March 1, 2024) that were variable upon grant, the difference between the number of Shares ultimately received and the number of Shares counted against the applicable share reserve), or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plans, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plans, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plans, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plans that are not issued in connection with the stock settlement of that award upon its exercise.
(c)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could no longer have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under this Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(e)Limits on Awards to Non-Employee Directors. The aggregate Grant Date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $750,000.
5.Eligibility. Participation in this Plan is limited to Service Providers.
6.General Terms of Awards.
(a)Award Agreement. Except in the case of a grant of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with this Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)Vesting and Term. Each Agreement shall set forth the date, if applicable, when the applicable Award is scheduled to vest and expire (which, for Options and SARs, shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, any applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.
(c)Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged, or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of

1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of this Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e)Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)Upon Separation from Service for any reason other than death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(2)Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(f)Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g)Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period or performance measures or adjustments to or waivers of the achievement of performance goals.

(h)Dividends and Dividend Equivalents. No dividends, dividend equivalents, or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividends or dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award, or Other Stock-Based Award. The additional terms of any dividends or dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, this Plan’s share reserve as provided in Section 4.
(i)Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules, and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with a non-qualified deferred compensation plan, the Share equivalents credited to the non-qualified deferred compensation plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against this Plan’s share reserve.
7.Stock Option Awards.
(a)Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding

Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c)Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)Incentive Stock Options.
(1)    An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under this Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under this Plan shall be the total number of Shares in this Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).
(2)    No Participant may receive an Incentive Stock Option Award under this Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3)    For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)    If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
8.Stock Appreciation Right Awards.
(a)Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).
(b)Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.Restricted Stock Awards.
(a)Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in this Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.Stock Unit Awards.
(a)Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b)Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under this Plan) or a combination of cash and Shares as determined by the Committee.
11.Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to or payable in whole or in part in Shares (with or without restrictions) under this Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of this Plan. The Committee may direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12.Changes in Capitalization, Corporate Transactions, Change in Control.
(a)Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under this Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by this Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of this Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

(b)Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).
(1)Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
(2)Acceleration. If and to the extent that outstanding Awards under this Plan are not continued, assumed, or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) unless otherwise provided by the Committee, to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall become fully vested at the target level of performance. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)Payment for Awards. If and to the extent that outstanding Awards under this Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(c)Other Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, all Awards will continue in accordance with their terms.
(d)Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
(e)Parachute Payment Limitation.
(1)    Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2)    Any such reduction shall be made in accordance with Section 409A and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3)    If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4)    Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e).
13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under this Plan to that Service Provider or to eligible Service Providers generally. Nothing in this Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without cause or change such person’s compensation, other benefits, job responsibilities or title.
14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under this Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under this Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under this Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.Effective Date, Duration, Amendment and Termination of this Plan.
(a)Effective Date. This Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of

Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under this Plan prior to its effective date. If the Company’s shareholders fail to approve this Plan by December 31, 2024, this Plan will be of no further force or effect.
(b)Duration of this Plan. This Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, this Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of this Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of this Plan and the applicable Agreement.
(c)Amendment and Termination of this Plan. The Board may at any time terminate, suspend, or amend this Plan. The Company shall submit any amendment of this Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of this Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2).
(d)Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.
(e)No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under this Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16.Other Provisions.
(a)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under this Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of this Plan) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(c)Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to this Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under this Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under this Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under this Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to this Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Kansas without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)Section 409A. It is intended that all Awards under this Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and this Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in this Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:
(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
(2)Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;
(3)If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A; and
(4)If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer this Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.
(h)Rule 16b-3. It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)Forfeiture and Compensation Recovery.
(1)The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, performance or other conditions of an Award. Such events may include termination of service for cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2)Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, including, but not limited to, any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such then-applicable compensation recovery policy.